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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 (File No. 333-43140) of our reports dated January 31, 2000, except as to the first paragraph of Note 14 for which the date is March 13, 2000 and the second paragraph of Note 14 for which the date is October 21, 2000, relating to the financial statements and financial statement schedule of Evergreen Solar, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, Massachusetts
October 25, 2000